UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest events reported)	June 10, 2005
(June 6, 2005)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

333-32170	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

______________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[]   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01     Entry into a Material Definitive Agreement.

            Investment Agreement  On June 6, 2005, PNM Resources, Inc. ("PNMR" or the "Company"), in conjunction with the previously-announced acquisition of TNP Enterprises, Inc. and subsidiaries ("TNP"), entered into an agreement with TNP (the "Investment Agreement") pursuant to which PNMR agreed to provide funds to TNP as necessary to enable TNP to effect (i) the repayment in full of all amounts due under the $112,500,000 Amended and Restated Credit Agreement dated as of August 28, 2003 among TNP, Canadian Imperial Bank of Commerce and the several lenders thereunder (the "TNP Credit Agreement"); and (ii) the redemption in full of (a) TNP's 14 1/2 % Senior Redeemable Preferred Stock, Series C, (b) TNP's 14 1/2 % Senior Redeemable Preferred Stock, Series D, and (c) TNP's 10.25% Senior Subordinated Notes due 2010, Series B, in each case on the redemption date of July 6, 2005.  On June 6, 2005, PNMR made an equity investment of approximately $111 million in TNP pursuant to the Investment Agreement, which TNP used to repay in full amounts owing under the TNP Credit Agreement.  A copy of the Investment Agreement is filed herewith as Exhibit 10.1.

Further information regarding PNMR's acquisition of TNP is disclosed in Item 2.01 below.

            W. Douglas Hobbs Appointment as Officer  On June 6, 2005, effective upon the closing of the acquisition by PNMR of TNP, W. Douglas Hobbs was appointed an officer of PNMR with the title of Senior Vice President, Customer and Delivery Services.  Mr. Hobbs was also appointed President and CEO of Texas-New Mexico Power Company ("TNMP").

The terms of Mr. Hobbs's employment include (i) a base salary of $250,000; (ii) a target bonus of $82,500 up to a maximum of $165,000, contingent upon goal attainment and the Company's financial performance; (iii) participation in the Company's benefit and incentive plans and other arrangements in accordance with their terms; (iv) participation in the Company's long-term incentive program, including equity awards; and (v) all other such benefits which similarly situated Company Senior Vice Presidents receive.

Amendments to Certain Benefit Plans  In connection with the closing of PNMR's acquisition of TNP, the PNM Resources, Inc. Executive Savings Plan II and the PNM Resources, Inc. Non-Union Severance Pay Plan were amended.  The principal effect of the amendments, which were effective on the closing date of the acquisition (June 6, 2005), was to provide prior service credit for employees previously employed by the acquired entities.  The PNM Resources, Inc. Non‑Union Severance Pay Plan also was amended to clarify the treatment of transferred employees and to clarify the procedures regarding the adoption of the plan by affiliates.  The amendments will be filed as exhibits to PNMR's Quarterly Report on Form 10-Q for the period ended June 30, 2005.

Item  2.01    Completion of Acquisition or Disposition of Assets.

   On June 6, 2005, PNMR completed the previously-announced acquisition of TNP.  Prior to the consummation of the acquisition, TNP was a privately-owned holding company based in Forth Worth, Texas.  TNP's principal subsidiaries are TNMP, a regulated utility operating in Texas and New Mexico, and First Choice Power, a certified retail electric provider operating in Texas.  "First Choice Power" consists of First Choice Power, L.P. and First Choice Power Special Purpose, L.P.  TNMP serves approximately 49,000 electric customers in southern New Mexico and approximately 207,000 transmission and distribution customers in Texas.  First Choice Power is a competitive retail electric provider serving an additional 56,000 customers in Texas.

   PNMR acquired all the outstanding common shares of TNP for approximately $87.6 million in cash and 4,326,336 shares of PNMR common stock based on a price of $20.20 per PNMR common share.  The purchase price paid was based on an estimated purchase price, and, under the Stock Purchase Agreement, the final purchase price will be determined under a specified adjustment mechanism.  PNMR has 45 days following the closing to propose a final purchase price, and a dispute resolution mechanism is specified in the Stock Purchase Agreement for resolving disputes regarding the final purchase price.  PNMR had funded a portion of the acquisition, including the planned redemption of preferred stock and debt, through concurrent offerings on March 30, 2005 of an aggregate of approximately $353 million of securities consisting of equity units and common stock, as previously reported on its Current Report on Form 8-K dated March 31, 2005.

The forgoing description of the acquisition does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which was previously filed with the Securities and Exchange Commission by PNMR as Exhibit 2.0 to the Current Report on Form 8-K on July 28, 2004.

A copy of the press release announcing the above acquisition is being filed as Exhibit 99.1 to this Current Report on Form 8-K.

On August 16, 2004, PNMR had announced that Cascade Investment, L.L.C. ("Cascade") had agreed to invest $100 million in equity-linked securities to be issued by PNMR.  The transaction was described in a Current Report on Form 8-K filed by PNMR on August 16, 2004 with the Securities and Exchange Commission.  The Unit Purchase Agreement dated as of August 13, 2004, and related exhibits were filed as exhibits to Current Report on Form 8-K dated August 18, 2004.  On June 4, 2005, PNMR and Cascade amended the Unit Purchase Agreement to include a provision that the closing for the Unit Purchase Agreement shall not occur more than 35 days after the closing date under the Stock Purchase Agreement.  PNMR intends to use the funds from the closing of the Unit Purchase Agreement for the redemption of TNP debt.  A copy of the amendment to the Unit Purchase Agreement is filed herewith as Exhibit 99.2.

Item 3.02        Unregistered Sales of Equity Securities.

The 4,326,336 PNMR common shares described above under Item 2.01 as part of the consideration for the acquisition were not registered under the Securities Act of 1933 and were issued under the private placement exemption.  The details regarding the issuance of the common stock in Item 2.01 are incorporated into this item by reference.  As previously reported, the seller of TNP which received the shares was SW Acquisition, L.P.

Under the Stock Purchase Agreement, PNMR has agreed to certain registration rights with respect to the common stock.  Also, pursuant to the Stock Purchase Agreement, the partners in the seller of TNP agreed to enter into certain lock-up agreements with respect to the common shares.  Lock-up agreements were executed at closing which provided for a lock up of 50% of the shares until October 6, 2005, and until December 6, 2005 with respect to the remaining 50%.

Item  9.01       Financial Statements and Exhibits.

(a)   Financial statements of business acquired.

            Financial statements of the acquired business required by this item were previously filed with the Securities and Exchange Commission by TNP Enterprises, Inc. on Form 10-K for the year ended December 31, 2004 and Form 10-Q for the period ended March 31, 2005.  Pursuant to Item 9.01 (a) (4) of Form 8-K, the Company will file financial statements, if required, under cover of Form 8-K/A as soon as practicable, but not later than 71 calendar days from the date that this Form 8-K must be filed.

(b)   Pro forma financial information.

            The pro forma financial statements required by this item are not included with this initial report.  Pursuant to Item 9 (a) (4) of Form 8-K, the Company will file such pro forma financial statements under cover of Form 8-K/A as soon as practicable, but not later than 71 calendar days from the date that this Form 8-K must be filed.

(c) Exhibits:

Exhibit Number        Description

2.0            Stock Purchase Agreement, dated as of July 24, 2004 by and between PNMR and SW Acquisition, L.P. *

10.1          Investment Agreement dated as of June 6, 2005, between PNMR and TNP.

99.1          Press Release dated June 6, 2005.

99.2          First Supplement to Unit Purchase Agreement, dated as of June 4, 2005, between PNMR and Cascade.

* Previously filed as an exhibit to the Company's Current Report on Form 8-K dated July 28, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
(Registrant)

Date: June 10, 2005	/s/ Terry R. Horn
Terry R. Horn
Vice President, Corporate Secretary and Treasurer
(Officer duly authorized to sign this report)

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